STRASBURGER & PRICE, L.L.P.




                            CONSENT OF SPECIAL TAX COUNSEL


    We hereby consent to the use of our tax opinion and to all references to our firm in the Registration Statement on Form S-4 of Corporate Systems Holding, Inc.


                                       STRASBURGER & PRICE, L.L.P.


                                       /S/ Strasburger & Price, L.L.P.


Dallas, Texas
November 27, 1996